As filed with the Securities and Exchange Commission on February 22, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALARM.COM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-4247032
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8281 Greensboro Drive	Suite 100	Tysons	Virginia	22102
(Address of Principal Executive Offices)				(Zip Code)

Alarm.com Holdings, Inc. 2015 Equity Incentive Plan

(Full title of the plan)

Stephen Trundle
Chief Executive Officer
Alarm.com Holdings, Inc.
8281 Greensboro Drive
Suite 100
Tysons, Virginia 22102
(Name and address of agent for service)

(877) 389-4033
(Telephone number, including area code, of agent for service)

With a copy to:

Raquel Fox
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Ave NW
Washington, DC 20005
(202) 371-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☑	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the "Registration Statement") is being filed for the purpose of registering an additional 2,493,408 shares of common stock, par value $0.01 per share ("Common Stock") of Alarm.com Holdings, Inc. (the "Registrant") issuable pursuant to the Alarm.com Holdings, Inc. 2015 Equity Incentive Plan (the "2015 EIP"). These additional shares of Common Stock are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-205245) was filed with the Securities and Exchange Commission (the "Commission") on June 26, 2015. Accordingly, the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on June 26, 2015 (File No. 333-205245), February 29, 2016 (File No. 333-209829), March 16, 2017 (File No. 333-216728), February 25, 2021 (File No. 333-253535), February 24, 2022 (File No. 333-262999) and February 24, 2023 (File No. 333-270012) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. These additional shares of Common Stock have become reserved for issuance as a result of the operation of the "evergreen" provision in the 2015 EIP, which provides that the total number of shares subject to such plan may be increased each year pursuant to a specified formula.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant is subject to the informational and reporting requirements of Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents filed by the Registrant with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

(a)The Registrant’s Annual Report on Form 10-K (File No. 001-37461) for the fiscal year ended December 31, 2023, filed with the Commission on February 22, 2024; and

(c)The Registrant’s description of its Common Stock contained in Exhibit 4.5 to its Annual Report on Form 10-K filed with the Commission on February 24, 2022, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8. EXHIBITS.

Exhibit No.	Description
4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2 (2)	Amended and Restated Bylaws of the Registrant.
4.3 (3)	Form of Common Stock Certificate of the Registrant.
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (filed herewith).
23.1*	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 and incorporated herein by reference).
24.1*	Power of Attorney (included as part of the signature page to this Registration Statement).
99.1 (4)	Alarm.com Holdings, Inc. 2015 Equity Incentive Plan.
107*	Filing Fee Table.

* Filed herewith.
(1)    Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 10, 2021, and incorporated herein by reference.
(2)    Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 16, 2023, and incorporated herein by reference.
(3)    Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on May 22, 2015 (File No. 333-204428), as amended, and incorporated herein by reference.
(4)    Filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2015, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tysons, Commonwealth of Virginia, on February 22, 2024.

ALARM.COM HOLDINGS, INC.

By:	/s/ Steve Valenzuela
Steve Valenzuela
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Trundle and Steve Valenzuela, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Stephen Trundle	Chief Executive Officer and Director	February 22, 2024
Stephen Trundle	(Principal Executive Officer)

/s/ Steve Valenzuela	Chief Financial Officer	February 22, 2024
Steve Valenzuela	(Principal Financial Officer and Principal Accounting Officer)

/s/ Timothy McAdam	Chairman of the Board of Directors	February 22, 2024
Timothy McAdam

/s/ Donald Clarke	Director	February 22, 2024
Donald Clarke

/s/ Rear Admiral (Ret.) Stephen Evans	Director	February 22, 2024
Rear Admiral (Ret.) Stephen Evans

/s/ Darius G. Nevin	Director	February 22, 2024
Darius G. Nevin

/s/ Timothy J. Whall	Director	February 22, 2024
Timothy J. Whall

/s/ Simone Wu	Director	February 22, 2024
Simone Wu